SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549






                                   FORM 8-K/A

                                (Amendment No. 1)

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):                July 29, 1997



                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                    0-29230                  51-0350842
(State or other jurisdiction        (Commission             (I.R.S. Employer
    of incorporation)               File Number)           Identification No.)


     575 Broadway, New York, New York                            10012
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (212)941-2988



                                 Not Applicable
           Former name or former address, if changed since last report

Item 7. Financial Statements and Exhibits.

     The following financial statements and pro forma financial information omitted from Form 8-K for the event dated July 29, 1997, in reliance upon instructions 7(a)(4) and 7(b)(2) of Form 8-K, are filed herewith.

     (a) Financial Statements of the Businesses Acquired.

     1.   Financial Statements of Inventory Management Systems, Inc.

          Report of Independent Accountants
          Balance Sheet as of October 31, 1996
          Balance Sheet as of April 30, 1997 (unaudited)
          Statements of Operations for the years ended October 31, 1996 and
               October 31, 1995
          Statements of Operations for the six months ended April 30, 1997 and
               April 30, 1996 (unaudited)
          Statements of Stockholders' Equity (Deficit) for the years ended
               October 31, 1996 and October 31, 1995
          Statement of Stockholders' Equity (Deficit) for the six months ended
               April 30, 1997 (unaudited)
          Statements of Cash Flows for the years ended October 31, 1996 and
               October 31, 1995
          Statements of Cash Flows for the six months ended April 30, 1997 and
               April 30, 1996 (unaudited)
          Notes to Financial Statements

     2.   Financial Statements of GameTek (UK) Limited

          Report of Independent Accountants
          Consolidated Balance Sheet as of July 29, 1997
          Consolidated Statements of Operations for the year ended July 31,
               1996 and the period ended July 29, 1997
          Consolidated Statements of Stockholders' Equity (Deficit) for the
               year ended July 31, 1996 and the period ended July 29, 1997 Consolidated Statements of Cash Flows for the year ended July 31,
               1996 and the period ended July 29, 1997
          Notes to Consolidated Financial Statements

     (b) Pro Forma Financial Information.

     Unaudited Pro Forma Consolidated Financial Statements for Take-Two Interactive Software, Inc.

          Unaudited Consolidated Pro Forma Statement of Operations for the year ended October 31, 1996
          Notes to Unaudited Pro Forma Consolidated Financial
               Statements for the year ended October 31, 1996
          Unaudited Consolidated Pro Forma Statement of Operations for the nine months ended July 31, 1997
          Notes to Unaudited Pro Forma Consolidated Financial
               Statements for the nine months ended July 31, 1997

     (c) Exhibits.

     Reference is made to the Exhibits previously filed with the Securities and Exchange Commission as Exhibits to the Company's Report on Form 8-K for the event dated July 29, 1997.

Report of Independent Accountants


To the Stockholders of
Inventory Management Systems Corporation:


We have audited the accompanying balance sheet of INVENTORY MANAGEMENT SYSTEMS, INC. as of October 31, 1996 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the two years in the period ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inventory Management Systems, Inc. as of October 31, 1996, and results of operations and cash flows for each of the two years in the period ended October 31, 1996, in conformity with generally accepted accounting principles.



                                              /s/ COOPERS & LYBRAND L.L.P.


New York, New York
August 22, 1997.

INVENTORY MANAGEMENT SYSTEMS, INC.

Balance Sheets


As of October 31, 1996 and April 30, 1997 (unaudited)

                                                                  October 31, 1996     April 30, 1997
                                                                  ----------------     --------------
                                                                                         (Unaudited)
                                     ASSETS:
Current assets:
   Cash                                                              $  92,740            $  44,756
   Accounts receivable                                                 246,597              118,970
   Inventories                                                          84,932               76,125
   Due from shareholders                                               119,049               42,979
   Due from related party                                              113,000               10,209
                                                                     ---------            ---------
              Total current assets                                     656,318              293,039
Fixed assets, net                                                       69,420               36,023
                                                                     ---------            ---------
              Total assets                                           $ 725,738            $ 329,062
                                                                     =========            =========

                 LIABILITIES and STOCKHOLDERS' (DEFICIT) EQUITY:

Current liabilities:
   Current portion of note payable                                   $  12,574            $  16,937
   Line of credit                                                      190,400
   Accounts payable                                                    548,691              174,603
                                                                     ---------            ---------
              Total current liabilities                                751,665              191,540

Note payable, net of current portion                                    10,510                 --
                                                                     ---------            ---------
              Total liabilities                                        762,175              191,540
                                                                     ---------            ---------

Commitments and contingencies

Stockholders' (deficit) equity:

   Common stock, no par value; 5,000 shares authorized;
      40 shares issued and outstanding                                   1,000                1,000
Retained earnings (deficit)                                            (37,437)             136,522
                                                                     ---------            ---------
              Total stockholders' (deficit) equity                     (36,437)             137,522
                                                                     ---------            ---------
              Total liabilities and stockholders' (deficit) equity   $ 725,738            $ 329,062
                                                                     =========            =========


The accompanying notes are an integral part of the financial statements.

INVENTORY MANAGEMENT SYSTEMS, INC.

Statements of Operations

For the years ended October 31, 1995 and 1996 and the six months ended April 30, 1996 and 1997 (unaudited)

                                                     October 31,                  April 30,
                                              --------------------------   ------------------------
                                                 1995           1996          1996         1997
                                              ----------    -----------   -----------   -----------
                                                                                 (Unaudited)
Net sales                                     $ 4,461,347    $ 1,374,419   $   753,866   $ 1,866,421
Cost of sales                                   4,432,074      1,083,289       594,181     1,374,693
                                              -----------    -----------   -----------   -----------
              Gross profit                         29,273        291,130       159,685       491,728
                                              -----------    -----------   -----------   -----------
Operating expenses:
   Selling and marketing                           23,975         53,155        41,639        43,864
   General and administrative                     143,388        162,134        79,916        70,775
   Depreciation and amortization                   10,041         17,052         8,526         4,773
                                              -----------    -----------   -----------   -----------
              Total operating expenses            177,404        232,341       130,081       119,412
                                              -----------    -----------   -----------   -----------
              Income (loss) from operations      (148,131)        58,789        29,604       372,316
Interest expense (income)                          23,478         28,550        17,970        12,739
                                              -----------    -----------   -----------   -----------
              Net income (loss)               $  (171,609)   $    30,239   $    11,634   $   359,577
                                              ===========    ===========   ===========   ===========

The accompanying notes are an integral part of the financial statements.

INVENTORY MANAGEMENT SYSTEMS, INC.

Statements of Stockholders' Equity (Deficit)

For the years ended October 31, 1995 and 1996 and the six months ended April 30, 1997 (unaudited)



                                                             No Par Value
                                                             Common Stock
                                                       ----------------------   Accumulated
                                                         Shares       Amount      Deficit       Total
                                                       ---------    ---------    ---------    ---------

Balance, October 31, 1994                                     40    $   1,000    $ 339,986    $ 340,986

Stockholders' distribution                                                         (53,019)     (53,019)

Net loss                                                                          (171,609)    (171,609)
                                                       ---------    ---------    ---------    ---------

              Balance, October 31, 1995                       40        1,000      115,358      116,358
                                                       ---------    ---------    ---------    ---------

Stockholders' distribution                                                        (183,034)    (183,034)

Net income                                                                          30,239       30,239
                                                       ---------    ---------    ---------    ---------

              Balance, October 31, 1996                       40        1,000      (37,437)     (36,437)

Stockholders' distribution                                                        (185,618)    (185,618)

Net income (unaudited)                                                             359,577      359,577
                                                       ---------    ---------    ---------    ---------
              Balance, April 30, 1997 (unaudited)             40    $   1,000    $ 136,522    $ 137,522
                                                       =========    =========    =========    =========

The accompanying notes are an integral part of the financial statements.

INVENTORY MANAGEMENT SYSTEMS, INC.

Statement of Cash Flows

For the years ended October 31, 1995 and 1996 and the six months ended April 30, 1996 and 1997 (unaudited)

                                                                              October 31,                      April 30,
                                                                     ---------------------------       ----------------------------
                                                                         1995            1996            1996              1997
                                                                     -----------      -----------      -----------      -----------
                                                                                                                (Unaudited)
Cash flows from operating activities:
   Net income (loss)                                                 $  (171,609)     $    30,239      $    11,634      $   359,577
   Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
      Depreciation and amortization                                       10,041           17,052            8,526            4,773
      Changes in operating assets and liabilities:
         (Increase) decrease in accounts receivable                       (9,308)         266,849          116,894          127,627
         (Increase) decrease in due from related parties                     --               --           (25,400)         102,791
         (Increase) decrease in inventory                                192,041           84,453          161,181            8,807
         (Increase) decrease in other current assets                     (71,464)         (41,536)           4,856              --
         Increase (decrease) in accounts payable                        (476,323)         282,859          121,701         (374,088)
                                                                     -----------      -----------      -----------      -----------
              Net cash provided by (used in)
                  operating activities                                  (526,622)         639,916          399,392          229,487
                                                                     -----------      -----------      -----------      -----------

Cash flows from investing activities:
   Purchase of fixed assets                                              (57,927)          (3,044)         (16,900)          (4,276)
   Proceeds from sale of equipment                                           --               --               --            47,000
                                                                     -----------      -----------      -----------      -----------
              Net cash used in investing activities                      (57,927)          (3,044)         (16,900)          42,724
                                                                     -----------      -----------      -----------      -----------

Cash flows from financing activities:
   Proceeds from notes payable                                            20,000              --            16,520              --
   Repayments of notes payable                                            (7,032)         (11,502)         (11,229)          (4,363)
   Proceeds from line of credit                                        1,123,541          444,703          219,859          214,141
   Repayments for line of credit                                        (659,841)        (718,003)        (318,159)        (404,541)
   Loans to stockholders                                                (554,395)        (280,669)          27,726          (50,000)
   Payment from stockholders                                             513,189          161,617         (230,670)         110,187
   Distribution to stockholders                                          (53,019)        (183,034)         (23,269)        (185,618)
                                                                     -----------      -----------      -----------      -----------
              Net cash provided by (used in)
                  financing activities                                   382,443         (586,888)        (319,222)        (320,194)
                                                                     -----------      -----------      -----------      -----------
              Net increase (decrease) in cash for
                  the period                                            (202,106)          49,984           63,270          (47,983)

Cash, beginning of period                                                244,862           42,756           42,756           92,739
                                                                     -----------      -----------      -----------      -----------

              Cash, end of period                                    $    42,756      $    92,740      $   106,026      $    44,756
                                                                     ===========      ===========      ===========      ===========
Supplemental disclosure of cash flow information:

   Cash paid during the period for interest                          $    28,904      $    29,852      $    18,822      $    12,739
                                                                     ===========      ===========      ===========      ===========
   Equipment acquired under capital lease                                             $    17,040
                                                                                      ===========

The accompanying notes are an integral part of the financial statements.

INVENTORY MANAGEMENT SYSTEMS, INC.

Notes to Financial Statements


1.   The Company:

     Inventory Management Systems Corporation (the "Company") was incorporated in the state of Virginia on February 24, 1992 as a subchapter S corporation. The Company is engaged in the wholesale distribution of entertainment software for personal computers and video game console platforms primarily in the United States.

     On July 30, 1997 the Company was merged with and into Take-Two Interactive Software, Inc. ("Take-Two"). Under the terms of the merger agreement, 18,750 shares of Take-Two common stock were exchanged for each share of the Company. In connection with this merger, 750,000 shares of Take-Two common stock were exchanged for all of the outstanding stock of the Company.



2.   Significant Accounting Policies:

     Risks  and  Uncertainties

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the collectibility of accounts receivable and the valuation of inventory. Actual results could differ from these estimates.

     Concentration of Credit Risk

     Cash balances are maintained with one financial institution and may, at times, exceed insurable amounts.

     Revenue Recognition

     Revenue from the sale of multiple copies of software products is recognized upon shipment to retailers. An allowance for returns is determined based upon the higher of historical patterns or negotiated terms. Advance payments are deferred and recognized as income when earned.

     Inventory

     Inventories are stated at the lower of cost (first-in, first-out method) or market. Inventories consist of finished products totaling $84,932 and $76,125 (unaudited) at October 31, 1996 and April 30, 1997, respectively.

Continued
                                                                               6

INVENTORY MANAGEMENT SYSTEMS, INC.

2.   Significant Accounting Policies, Continued

     Fixed Assets

     Depreciation of computer equipment and furniture and fixtures is provided for under the straight-line method over their estimated useful lives of three and five years. The cost of additions and betterments is capitalized, and repairs and maintenance costs are charged to operations in the periods incurred. When depreciable assets are retired or sold, the cost and related allowances for depreciation are removed from the accounts and the resulting gain or loss is recognized.

     Advertising

     The Company expenses advertising costs as incurred. Advertising expense for the years ended October 31, 1995 and 1996 and the six months ended April 30, 1996 and 1997 amounted to $0, $3,523, $23 (unaudited) and $15,000
     (unaudited), respectively.

     Recently Issued  Pronouncements

     On January 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which was issued by the FASB in March 1995. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no effect upon adoption to the Company's results of operations or cash flows.

     Interim Financial Statements (Unaudited)

     (a) Basis of Presentation - The interim unaudited financial statements reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the results of operations for the periods presented. Revenues and net loss for any interim period are not necessarily indicative of the results for a full year.

Continued
                                                                               7

INVENTORY MANAGEMENT SYSTEMS, INC.

3.   Fixed Assets:

     Fixed assets consist of the following:

                                                      October 31,     April 30,
                                                        1996            1997
                                                     ----------      ----------
                                                                     (Unaudited)

Vehicle                                               $ 67,221       $ 20,221
Equipment                                               28,226         32,502
Furniture and fixtures                                   7,899          7,899
                                                      --------       --------
                                                       103,346         60,622
    Less, Accumulated depreciation and
       amortization                                     33,926         24,599
                                                      --------       --------

                                                      $ 69,420       $ 36,023
                                                      ========       ========

     Depreciation expense for the years ended October 31, 1995 and 1996 and the six months ended April 30, 1996 and 1997 amounted to $10,041, $17,052, $8,526 (unaudited) and $4,773 (unaudited), respectively.

4.   Common Stock:

     As of October 31, 1996 there were 5,000 shares of no par value common stock authorized and 40 shares issued and outstanding.

5.   Related Party Transaction:

     During the years ended October 31, 1995 and 1996, the Company paid sales commissions of $4,590 and $33,000, respectively, to a related party. As of October 31, 1996, there was $113,000 due from this related party relating to advances. These advances have no repayment terms.

     The corporate headquarters of the Company is under a month to month lease with a related party. Rent expense under this lease amounted to $5,500 and $12,000 for the years ended October 31, 1995 and 1996, respectively.

Continued

INVENTORY MANAGEMENT SYSTEMS, INC.

6.   Line of Credit:

     In February 1995, the Company entered into a line of credit agreement with Crestar Bank with a credit limit of $500,000, bearing interest at prime rate plus 1/2% per year (9.25% and 8.75% at October 31, 1995 and 1996, respectively). Monthly accrued interest is due on the first day of the following month, and is automatically added to the outstanding balance of the line of credit. In February 1997, the Company renewed the line of credit agreement with Crestar Bank, its credit limit was reduced to $250,000, and bears interest at prime rate plus 1/2% per year.

7.   Concentration of Risk:

     For the year ended October 31, 1996 and 1995, the Company recorded net sales of 21% and 61% from its largest customer.

     For the years ended October 31, 1996 and 1995, the Company purchased 52% and 83%, respectively, of products sold, from its main supplier.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

                                    CONTENTS

                                                                                           Page
                                                                                           ----
Report of Independent Accountants                                                            1

Consolidated Balance Sheet as of July 29, 1997                                               2

Consolidated Statements of Operations for the year ended July 31, 1996
and the period ended July 29, 1997                                                           3

Consolidated Statements of Stockholders' Equity (Deficit) for the year ended July 31, 1996
and the period ended July 29, 1997                                                           4

Consolidated Statements of Cash Flows for the year ended July 31, 1996 and
the period ended July 29, 1997                                                               5

Notes to Consolidated Financial Statements                                                   7

                        Report of Independent Accountants

To the Board of Directors and Stockholders of Gametek (UK) Limited and Subsidiary:

We have audited the accompanying consolidated balance sheet of Gametek (UK) Limited and Subsidiary (collectively, the "Company") as of July 29, 1997 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended July 31, 1996 and the period ended July 29, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gametek (UK) Limited and Subsidiary as of July 29, 1997 and the consolidated results of operations and cash flows for the year ended July 31, 1996 and the period ended July 29, 1997, in conformity with United States generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses and net capital deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                               /s/ COOPERS & LYBRAND





Reading, England
October 13, 1997

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                 (in US Dollars)


                                                                               July 29,
                                                                                   1997
                                                                            -----------
ASSETS
Current assets:
    Cash and cash equivalents                                               $   151,977
    Accounts receivable, less allowance for doubtful accounts of $353,561        66,569
    Corporation tax receivable                                                  672,126
    Prepaid expense and other current assets                                     58,855
                                                                            -----------
Total current assets                                                            949,527
Property and equipment, net                                                      57,616
                                                                            -----------
Total assets                                                                $ 1,007,143
                                                                            ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable                                                       $   712,839
     Accrued expenses                                                           222,471
     Bank overdrafts                                                            686,384
     Other taxes and social security                                            150,418
                                                                            -----------
Total current liabilities                                                     1,772,112
Other liabilities                                                                89,725
                                                                            -----------
Total liabilities                                                             1,861,837
                                                                            -----------

Stockholders' deficit:

    Common stock 1 pound ($1.55) par value, 1,677,756 shares authorized;
    1,677,756 shares issued and outstanding                                   2,692,826
    Accumulated deficit                                                      (3,638,494)
    Cumulative translation adjustment                                            90,974
                                                                            -----------
Total stockholders' deficit                                                    (854,694)
                                                                            -----------
Total liabilities and stockholders' deficit                                 $ 1,007,143
                                                                            ===========

The accompanying notes are an integral part of the consolidated financial statements.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (in US Dollars)


                                                      July 31,         July 29,
                                                          1996             1997
                                                   -----------      -----------

Net sales                                          $ 8,851,681      $ 5,068,676

Cost of sales                                        6,008,628        5,737,481
                                                   -----------      -----------

       Gross profit (loss)                           2,843,053         (668,805)

Operating expenses:
       Selling and marketing                         1,879,967        1,145,021
       General and administrative                    1,762,313        3,049,379
       Depreciation                                    118,987           88,372
                                                   -----------      -----------


       Loss from operations                           (918,214)      (4,951,577)

Interest expenses                                       85,828           58,695
Other expenses                                         111,837           63,635
                                                   -----------      -----------

           Loss before income tax benefit           (1,115,879)      (5,073,907)

Income tax benefit                                     292,330          557,333
                                                   -----------      -----------

Net loss                                           $  (823,549)     $(4,516,574)
                                                   ===========      ===========


The accompanying notes are an integral part of the consolidated financial statements.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 (in US Dollars)

                                                                                   Retained
                                                                                   Earnings           Cumulative
                                                     Common   Stock                (Accumulated       Translation
                                                Shares             Amount          Deficit)           Adjustment          Total
                                             -----------        -----------        ------------       -----------       -----------
Balance, July 31, 1995                           652,155        $ 1,010,840        $ 1,701,629        $    54,978       $ 2,767,447


Net loss                                                                              (823,549)                            (823,549)

Foreign currency translation                                                                              (40,452)          (40,452)
                                             -----------        -----------        -----------        -----------       -----------
Balance, July 31, 1996                           652,155          1,010,840            878,080             14,526         1,903,446

Issuance of common stock                       1,025,601          1,681,986                                               1,681,986

Net loss                                                                            (4,516,574)                          (4,516,574)

Foreign currency translation                                                                               76,448            76,448
                                             -----------        -----------        -----------        -----------       -----------

Balance, July 29, 1997                         1,677,756        $ 2,692,826        $(3,638,494)       $    90,974       $  (854,694)
                                             ===========        ===========        ===========        ===========       ===========

The accompanying notes are an integral part of the consolidated financial statements.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (in US Dollars)

                                                                 July 31,       July 29,
                                                              -----------    -----------
                                                                     1996           1997
                                                              -----------    -----------
Cash flows from operating activities:
   Net loss                                                   $  (823,549)   $(4,516,574)
   Adjustments to reconcile net loss to net cash used in
         operating activities:
     Depreciation                                                 118,987         88,372
     Amortization of prepaid royalties                            512,614        121,523
     Impairment of prepaid royalties                               52,675        518,278
     Provision for bad debts and returns allowances               348,578       (168,994)
     Provision for inventory obsolescence                          29,411        (71,679)
     Loss on disposal of property and equipment                      --           12,062
   Changes in operating assets and liabilities:
     Decrease in accounts receivable                              875,528      2,264,942
     (Increase)/decrease in other current assets                 (603,162)     1,148,481
     (Increase)/decrease in inventories                          (144,816)       510,273
     Increase in corporation tax receivable                      (294,216)      (672,126)
     (Decrease)/increase in accounts payable                     (626,137)       294,408
     Increase/(decrease) in accrued expenses                      161,848        (40,480)
     Increase in other accounts payable                           217,818      1,285,030
     Decrease in royalties payable                               (432,293)      (153,589)

                                                              -----------    -----------
Net cash (used in)/provided by operating activities              (606,714)       619,927
                                                              -----------    -----------

Cash flows from investing activities:
   Purchase of fixed assets                                       (91,075)       (26,867)
                                                              -----------    -----------

Net cash used in investing activities                             (91,075)       (26,867)
                                                              -----------    -----------

Cash flows from financing activities:
   Net reduction/(borrowings) under overdraft facility            721,271       (459,525)
                                                              -----------    -----------

Net cash provided by/(used in) financing activities               721,271       (459,525)
                                                              -----------    -----------

Effect of foreign currency translation on cash                     10,876        (19,057)
                                                              -----------    -----------

Net increase in cash for the period                                34,358        114,478

Cash, beginning of period                                           3,141         37,499
                                                              -----------    -----------

Cash, end of period                                           $    37,499    $   151,977
                                                              ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

                                 (in US Dollars)

                                                           July 31,     July 29,
                                                         ----------   ----------
                                                               1996         1997
                                                         ----------   ----------

Supplemental disclosure of cash flow information:
Cash paid during the year for corporation tax            $     --     $  252,893
                                                         ==========   ==========

Cash paid during the year for interest                   $   85,858   $   55,814
                                                         ==========   ==========

Conversion of inter-company debt to equity               $     --     $1,681,986
                                                         ==========   ==========


The accompanying notes are an integral part of the consolidated financial statements.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


1.   The Company

     Gametek (UK) Limited ("Gametek") was incorporated in England and Wales on August 14, 1992 and was a wholly owned subsidiary of GameTek Inc, a Florida Corporation. Gametek and its wholly owned subsidiary, Gametek Deutschland GmbH (collectively, the "Company") publishes and distributes entertainment software games. The Company delivers game titles to consumers mainly through distribution and licensing agreements.

     On July 29, 1997 the Company was acquired by and became a wholly owned subsidiary of Take-Two Interactive Software, Inc. On August 1, 1997, Gametek changed its name to Take-Two Interactive Software Europe Limited.

2.   Significant Accounting Policies:

     Basis of Presentation

     The consolidated financial statements include the financial statements of Gametek and its wholly owned subsidiary. All intercompany balances and transactions have been eliminated.

     The accompanying financial statements have been prepared assuming Gametek will continue as a going concern. This basis of preparation contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Continuance of the Company as a going concern is dependent upon, among other things, the Company's ability to publish and distribute new commercially successful entertainment software products and obtaining additional financing to fund the development of these products, the outcome of which cannot presently be determined. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. A significant proportion of cash balances are maintained with two major financial institutions with satisfactory standing. The Company sells a significant portion of its products through third-party distributors and, as a result, may maintain individually significant receivable balances with distributors. If the financial condition and operations of such distributors deteriorate and the risk of collections increases substantially, the Company's operating results could be adversely affected.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

     Revenue Recognition

     Software license revenue is recognized in the period the software is delivered (in the absence of any continuing obligation by the Company) and collectibility of the resulting receivable is reasonably assured. Revenue from the sale of software products is recognized upon shipment.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments purchased with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are recorded at cost. All maintenance and repairs are expensed as incurred. Depreciation is provided using the straight-line method. Furniture and fixtures, office equipment and computer equipment are depreciated over four years. Leasehold improvements are amortized over the estimated lives of the assets or the lease terms, whichever are shorter.

     On disposal, costs and accumulated depreciation are removed from the accounts and gains (losses) are recognized in the statement of operations.

     Prepaid Royalties

     Cash paid by the Company to third party developers, in exchange for the exclusive rights to publish and distribute the related software games, is capitalized as prepaid royalties.

     Amortization commences upon the general release of a game title and is recognized as a component of cost of sales. Amortization of these assets is recognized based on the ratio of gross revenues from actual products shipped, compared to the total anticipated gross revenues from a predetermined number of games to be shipped, as agreed between the Company and the developers and defined in the agreement. Once the predetermined number of games has been shipped and the asset has been fully amortized, the Company is then obligated to pay the developer royalties on future sales, as defined in the agreement. These royalities are recognized at the time of the sale as a component of cost of sales.

     Prepaid royalties are compared, by individual game title, to the net realizable value of the amounts capitalized. Amounts in excess of net realizable value, if any, are immediately written off.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

     As of July 29, 1997 the Company has $8,200 of prepaid royalties recorded on its balance sheet. During 1996 and 1997, the amortization of prepaid royalties was $512,614 and $121,523, respectively. Prepaid royalties written off due to impairment amounted to $52,675 and $518,278 in 1996 and 1997, respectively.

     Income Taxes

     The Company recognizes deferred taxes under the asset and liability method of accounting for income taxes. Deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and financial reporting amounts at each year-end. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates and assumptions relate to the recoverability of prepaid royalties, allowance for doubtful accounts and income taxes. Actual results could differ from those estimates.

     Recently Issued Pronouncement

     On August 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which was issued by the FASB in March 1995. This statement requires that long-lived assets and certain identifiable intangibles held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There was no effect upon adoption to the Company's results of operations or cash flows.

     Foreign Currency Translation

     Assets and liabilities of Gametek (UK) Limited and its foreign subsidiary have been translated into United States dollars at the rates of exchange at the balance sheet date. Revenues and expenses are translated into United States dollars at the average rate during the period. Translation gains and losses arising from the use of differing exchange rates from year to year are included in the cumulative translation adjustment on the balance sheet.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

       Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Transaction losses of $112,837 and $64,259 were incurred for the year ended July 31, 1996 and the period ended July 29, 1997, respectively.



3.   Property and Equipment :

     Property and equipment consist of the following:

                                                              July 29,
                                                                  1997
                                                              --------
             Office equipment                                  210,293
             Furniture and fixtures                             63,386
             Leasehold improvements                              9,134
                                                              --------
                                                               282,813


             Less accumulated depreciation and amortization   (225,197)
                                                              --------
                                                                57,616
                                                              ========


     Depreciation and amortization expense for the year ended July 31, 1996 and the period ended July 29, 1997 was $118,987 and $88,372, respectively.

4.   Income Taxes:

     For the year ended July 31, 1996 and the period ended July 29, 1997 the Company incurred significant tax losses. These losses were carried back against prior years' profits, resulting in the Company's recognition of an income tax benefit of $292,330 in the year ended December 31, 1996 and $557,333 in the period ended July 29, 1997. The Company has fully utilized all prior years' profits available for offsetting future losses, for purposes of recovering taxes paid in prior years.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

     The components of the net deferred tax assets as of July 29, 1997 consist of the following:

       Net operating loss carryforwards           $    (803,590)

       Depreciation                                     (27,290)

       Other                                               2,409
                                                  --------------
             Net deferred tax assets                   (828,471)

             Less: valuation allowance                   828,471
                                                  --------------
             Deferred tax asset                   $        --
                                                  ==============
5.   Commitments and Contingencies

     The Company occupies one office facility, which is under a noncancelable operating lease and expires in August 2006. In addition, the Company has leased certain equipment under noncancelable operating leases which expire through the year 2000.

     Future minimum rentals required as of July 29, 1997 are as follows:

       Year ending July 31,

       1998                         $  194,009
       1999                         $  178,537
       2000                         $  177,933
       2001                         $  163,110
       2002 and after               $  829,143
                                    ----------
                                     1,542,732
                                    ==========

     Rent expense for the year ended July 31, 1996 and the period ended July 29, 1997 was $107,482 and $154,857, respectively.

     The company has firm commitments with third party software developers under which it is obligated to pay $264,860 during the year ended July 31, 1998.

     The company had a bank guarantee of up to 200,000 pounds ($328,000) covering the payment of duty on imported goods.

                       GAMETEK (UK) LIMITED AND SUBSIDIARY

6.   Line of Credit

     The Company has a line of credit with Barclays Bank PLC, with a credit limit of 400,000 pounds ($656,000). Interest is charged on the account at 2.25% above the base (LIBOR-7%) rate. At July 29, 1997, the Company's outstanding borrowing balance was 387,460 pounds ($635,434).

7.   Related Party Transactions

     During the year ended July 31, 1996 and the period ended July 29, 1997 the Company entered into certain royalty and trading transactions with its previous parent company, GameTek, Inc. These transactions are summarized as follows:

                                                           July 31,     July 29,
                                                               1996         1997

                        Sales to GameTek, Inc            $     --     $  125,415
                                                         ==========   ==========
                        Purchases from GameTek, Inc      $  322,721   $   99,644
                                                         ==========   ==========
                        Royalties paid to GameTek, Inc   $     --     $1,426,402
                                                         ==========   ==========

     On July 24, 1997, the Company settled its debt of 1,025,601 pounds ($1,681,986) owed to GameTek, Inc. This balance was settled through the capitalization of the debt and issuance of 1,025,601 shares of Common Stock, 1 pound par value.

             Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated statement of operations, for the year ended October 31, 1996, including the notes thereto, give effect to the acquisitions of Mission Studios Corp. ("Mission"), GameTek (UK) Limited ("GameTek"), and Inventory Management Systems Inc. ("IMSI"), by Take-Two Interactive Software, Inc. and subsidiaries (the "Company") as if the acquisitions had occurred as of November 1, 1995.

Under purchase accounting, the assets and liabilities of the acquired businesses are required to be adjusted from their historical amount to their estimated fair value. Purchase accounting adjustments have been preliminarily estimated by the Company's management based upon available information and are believed by management to be reasonable. There can be no assurance, however, that the final purchase accounting adjustments that will ultimately be determined by the Company's management will not differ from these estimates.

The unaudited pro forma consolidated statement of operations for the year ended October 31, 1996 has been prepared based on the audited historical consolidated statement of operations of the Company for the year ended October 31, 1996; the unaudited historical statement of operations of Mission for the period from November 1, 1995 to September 16, 1996, (the day prior to the effective acquisition date of Mission); the audited historical statement of operations of GameTek for the year ended July 31, 1996; and the audited historical statement of operations of IMSI for the year ended October 31, 1996. The historical statement of operations for Alternative Realty Technologies, Inc. is immaterial and has not been included in the unaudited pro forma consolidated statement of operations.

The unaudited pro forma consolidated financial information presented for informational purposes only, is not necessarily indicative of the actual results of operations of the Company that would have been reported if the acquisitions of Mission, GameTek, and IMSI had occurred as of November 1, 1995, nor does such information purport to indicate results of future operations or financial condition. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made to the financial statements, and are reflected in the accompanying notes. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's Registration Statement on Form SB-2 and with the financial statements included in this filing.

                                                               Historical                                     Pro Forma
                                         -------------------------------------------------------   -------------------------------
                                         Company (1)   Mission (2)    GameTek (3)      IMSI (4)     Adjustments       As Adjusted
                                         -----------   -----------    -----------    -----------   ------------       ------------
Net sales                                $11,154,709   $     7,148    $ 8,851,681    $ 1,374,419   $   (862,567)(5)   $ 20,525,390


Cost of sales                              5,153,414         5,869      6,008,628      1,083,289       (919,637)(5)     11,331,563
                                         -----------   -----------    -----------    -----------   ------------       ------------

        Gross profit                       6,001,295         1,279      2,843,053        291,130         57,070          9,193,827

Operating expenses:
    Research and development                 718,089        92,852           --             --                             810,941
    Selling and marketing                  2,664,923       102,972      1,879,967         53,155         (9,417)(5)      4,691,600
    General and administrative             1,613,817        85,565      1,762,313        162,134                         3,623,829
    Depreciation and amortization            252,471        15,107        118,987         17,052        391,969 (6)      1,172,951
                                                                                                        377,365 (7)
                                         -----------   -----------    -----------    -----------   ------------       ------------
        Total operating expenses           5,249,300       296,496      3,761,267        232,341        759,917         10,299,321
                                         -----------   -----------    -----------    -----------   ------------       ------------

        Income (loss) from                   751,995      (295,217)      (918,214)        58,789       (702,847)        (1,105,494)
        operations


Interest and other expenses                  203,545        11,861        197,665         28,550         27,152 (8)      1,285,524
                                                                                                        207,203 (9)
                                                                                                        569,548 (10)
                                                                                                         40,000 (11)
                                         -----------   -----------    -----------    -----------   ------------       ------------
        Income (loss) before income
        and foreign withholding  taxes       548,450      (307,078)    (1,115,879)        30,239     (1,546,750)        (2,391,018)


Provision for income and foreign
withholding taxes                             29,049          --         (292,330)          --                            (263,281)
                                         -----------   -----------    -----------    -----------   ------------       ------------

        Net income (loss)                $   519,401   $  (307,078)   $  (823,549)   $    30,239   $ (1,546,750)      $ (2,127,737)
                                         ===========   ===========    ===========    ===========   ============       ============

Net loss per share                                                                                                    $      (0.27)
                                                                                                                      ============

Weighted average shares outstanding                                                                             (12)     7,927,617
                                                                                                                      ============

         Notes to Unaudited Pro Forma Consolidated Financial Statements
                           for the year ended 10/31/96


(1) Reflects the Company's audited historical financial statements for the year ended October 31, 1996, which includes the operations of Mission from September 17, 1996, the date of its acquisition.

(2) Reflects Mission's unaudited historical financial statements for the period from November 1, 1995 to September 16, 1996. No game titles were released during this period. The Company released Jetfighter III in November 1996.

(3) Reflects GameTek's audited historical financial statements for the year ended July 31, 1996.

(4) Reflects IMSI's audited historical financial statements for the year ended October 31, 1996.

(5) Reflects the elimination of inter-company transactions between Take-Two and GameTek.

(6) Reflects the adjustment of $391,969, which represents the amortization of the intangible assets acquired in connection with the Mission acquisition.

(7) Reflects the adjustment of $377,365, which represents the amortization of the intangible assets acquired in connection with the GameTek acquisition. The acquired intangible asset is being amortized over the estimated useful life of 10 years.

     The cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

             Working capital                             $(1,160,278)
             Equipment                                        59,786
             Software titles                               1,175,000
             Intangibles                                   3,773,654
                                                         -----------
                                                         $ 3,848,162
                                                         ===========

(8) Reflects additional interest expense incurred in connection with the $337,500 promissory note, bearing interest at an effective rate of 10.25% per annum, issued in connection with the Mission acquisition.

(9) Reflects additional interest expense incurred in connection with the 1996 private placement of debt securities, bearing interest at 10.25% per annum for the short-term portion of the notes and 14.0% per annum for the long-term portion of the notes.

(10) Reflects additional interest expense as a result of the amortization of the discount attributable to the issuance of warrants in connection with the 1996 private placement of debt securities.

(11) Reflects interest expense incurred in connection with the $500,000 promissory note, bearing interest at 8.0% per annum, issued in connection with the GameTek acquisition.

(12) Reflects the Company's historical weighted average shares outstanding, plus 750,000 shares issued in connection with the acquisition of IMSI, plus 406,553 shares issued in connection with the acquisition of GameTek.

The following unaudited pro forma consolidated statement of operations, for the nine months ended July 31, 1997, including the notes thereto, give effect to the acquisitions of Mission, GameTek, IMSI and Creative Alliance Group, Inc. ("CAG"), by the Company as if the acquisitions had occurred as of November 1, 1995.

Under purchase accounting, the assets and liabilities of the acquired businesses are required to be adjusted from their historical amount to their estimated fair value. Purchase accounting adjustments have been preliminarily estimated by the Company's management based upon available information and are believed by management to be reasonable. There can be no assurance, however, that the final purchase accounting adjustments that will ultimately be determined by the Company's management will not differ from these estimates.

The unaudited pro forma consolidated statement of operations for the nine month period ended July 31, 1997 has been prepared based on the unaudited historical consolidated statement of operations of the Company as reported in the Company's Form 10Q-SB for the quarter ended July 31, 1997 and the unaudited historical consolidated statement of operations for the period from November 1, 1996 to July 29, 1997, (the day prior to the effective acquisition date of GameTek). The historical statement of operations for Alternative Realty Technologies, Inc. is immaterial and has not been included in the unaudited pro forma consolidated statement of operations.

The unaudited pro forma consolidated financial information presented for informational purposes only, is not necessarily indicative of the actual results of operations of the Company that would have been reported if the acquisitions of Mission, GameTek, IMSI and CAG had occurred as of November 1, 1995 nor does such information purport to indicate results of future operations or financial condition. In the opinion of management, all adjustments necessary to present fairly such pro forma financial information have been made to the financial statements, and are reflected in the accompanying notes. The unaudited pro forma consolidated financial information should be read in conjunction with the Company's Registration Statement on Form SB-2 and with the financial statements included in this filing.

                                                                      Historical                            Pro Forma
                                                           ------------------------------      ---------------------------------
                                                            Company (1)       GameTek (2)       Adjustments         As Adjusted
                                                           ------------      ------------      ------------         ------------
Net sales                                                  $ 12,480,137      $  3,081,054                           $ 15,561,191

Cost of sales                                                 7,701,026         3,727,094                           $ 11,428,120
                                                           ------------      ------------      ------------         ------------

          Gross profit                                        4,779,111          (646,040)                             4,133,071

Operating expenses:
     Research and development                                   890,003               --                                 890,003
     Selling and marketing                                    2,734,494           736,377                              3,470,871
     General and administrative                               1,816,942         2,539,249                              4,356,191
     Depreciation and amortization                              494,572            58,627      $    283,024 (3)          836,223
                                                           ------------      ------------      ------------         ------------
          Total operating expenses                            5,936,011         3,334,253           283,024            9,553,288
                                                           ------------      ------------      ------------         ------------

          Income (loss) from operations                      (1,156,900)       (3,980,293)         (283,024)          (5,420,217)


Interest and other expenses                                     600,599            43,772            (6,012)(4)           77,696
                                                                                                   (184,626)(5)
                                                                                                   (391,037)(6)
                                                                                                     15,000 (7)
                                                           ------------      ------------      ------------         ------------
          Income (loss) before income
          and foreign withholding taxes                      (1,757,499)       (4,024,065)          283,651           (5,497,913)

Provision for income and foreign withholding taxes               18,104          (247,610)                              (229,506)
                                                           ------------      ------------      ------------         ------------

          Net income (loss)                                $ (1,775,603)     $ (3,776,455)     $    283,651         $ (5,268,407)
                                                           ============      ============      ============         ============

Net loss per share                                                                                                  $      (0.63)
                                                                                                                    ============

Weighted average shares outstanding                                                                         (8)        8,401,612
                                                                                                                    ============

         Notes to Unaudited Pro Forma Consolidated Financial Statements
                        for the nine months ended 7/31/97



(1) Reflects the unaudited historical financial statements for the nine months ended July 31, 1997, which includes the operations of Take-Two, Mission, IMSI, CAG and GameTek from July 29, 1997, the date of its acquisition.

(2) Reflects GameTek's unaudited historical financial statements for the period from November 1, 1996 to July 28, 1997.

(3) Reflects the adjustment of $283,024, which represents the amortization of the intangible assets acquired in connection with the GameTek acquisition. The acquired intangible asset is being amortized over the estimated useful life of 10 years.

(4) Reflects the reduction of interest expense incurred in connection with the $337,500 promissory note, bearing interest at an effective rate of 10.25% per annum, issued in connection with the Mission acquisition which has already been incurred in the unaudited pro forma consolidated income statement for the year ended October 31, 1996.

(5) Reflects the reduction of interest expense incurred in connection with the 1996 private placement of debt securities, bearing interest at 10.25% per annum for the short-term portion of the notes and 14.0% per annum for the long-term portion of the notes which has already been incurred in the unaudited pro forma consolidated income statement for the year ended October 31, 1996.

(6) Reflects the reduction of interest expense as a result of the amortization of the discount attributable to the issuance of warrants in connection with the 1996 private placement of debt securities which has already been incurred in the unaudited pro forma consolidated income statement for the year ended October 31, 1996.

(7) Reflects interest expense incurred on the unpaid principal amount of a $500,000 promissory note, bearing interest at 8.0% per annum, issued in connection with the GameTek acquisition.

(8) Reflects the Company's historical weighted average shares outstanding, plus 750,000 shares issued in connection with the acquisition of IMSI, plus 150,000 shares issued in connection with the acquisition of CAG, plus 406,553 shares issued in connection with the acquisition of GameTek.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: October __, 1997

                                        TAKE-TWO INTERACTIVE SOFTWARE, INC.



                                        By /s/ Ryan A. Brant
                                           -----------------
                                          Name:  Ryan A. Brant
                                          Title: Chairman